Exhibit 99.1

CHECKERS DRIVE-IN RESTAURANTS, INC.

4300 West Cypress Street, Suite 600 * Tampa, FL 33607 * (813) 283-7000 * (813) 283-7001

Checkers®/Rally’s® Embraces NASCAR’s® Diversity Program

Sponsorship Supports Bill Davis Racing’s Driver Bill Lester

FONTANA, CA – February 25, 2005 – Checkers Drive-In Restaurants, Inc., the Official Drive-Thru Restaurant and Burger of NASCAR® and the nation’s largest chain of double drive-thru restaurants, (NASDAQ: CHKR), today announced plans to further NASCAR’s diversity initiative with sponsorship of Bill Davis Racing’s driver Bill Lester.

“We appreciate and value the diversity of our customers at Checkers®/Rally’s®, and we want to leverage our relationship with NASCAR to support diversity in our communities,” said Richard S. Turer, Vice President of Marketing, Checkers Drive-In Restaurants, Inc. “Bill Lester is a strong voice for diversity within NASCAR and among his fans, and he’s a talented driver. We’re proud to be his newest sponsor, and we wish him luck.”

Bill Lester, currently in his fourth year driving in the NASCAR Craftsman Truck Series, will drive the #22 Toyota Tundra in tonight’s race at the California Speedway.

“Companies like Checkers/Rally’s that support diversity through their involvement in NASCAR not only promote our sport but also help our fans and communities promote diversity across the country,” said Mr. Lester at a press conference today at California Speedway. “I am proud to race tonight with the Rally’s logo on my truck, and I look forward to working with Checkers/Rally’s during the 2005 campaign.”

Through the sponsorship, Checkers/Rally’s will be the primary sponsor of Lester’s truck at the California Speedway in Fontana, California, and at Lowe’s® Motor Speedway in Charlotte, North Carolina. Lester will also be featured on a Checkers/Rally’s NASCAR racing cup at participating locations later this year, and will make special appearances on behalf of the Company.

“NASCAR is committed to promoting diversity among our drivers, our teams and our fans. No issue is more important for NASCAR to succeed and grow,” said Brian France, NASCAR’s Chairman and CEO. “We’re proud that Checkers/Rally’s, one of our newest sponsors, is already activating its sponsorship to join us in supporting diversity in racing.”

In the coming weeks, Checkers/Rally’s will be announcing additional programs that will support NASCAR diversity.

About Checkers Drive-In Restaurants, Inc.

Checkers Drive-In Restaurants, Inc. (www.checkers.com) is the largest double drive-thru restaurant chain in the United States. The Company develops, produces, owns, operates and franchises quick service “double drive-thru” restaurants.

CONTACT:	Kim Francis, Account Supervisor Public Relations, Checkers/Rally’s
412-335-0391 or kfrancis@marcusa.com

About Bill Davis Racing

2005 marks Bill Davis Racing’s second year in the Craftsman Truck Series. Along with having three entries in the NCTS, No. 5, No. 22, No. 23, Davis has two NASCAR Nextel Cup Series teams. 2005 will mark Davis’ 13th season in NASCAR highest division compiling five wins, 26 top-five, and 96 top-ten finishes in NASCAR’s Nextel Cup. Bill Davis Racing employees over 200 people and is located in High Point, North Carolina.

CONTACT:	Chip Wile, NASCAR Craftsman Truck Series Public Relations,
Bill Davis Racing
336-887-2222 or cwile@billdavisracing.com

About NASCAR

The National Association for Stock Car Auto Racing, Inc. (NASCAR), which began in 1948, is the sanctioning body for one of America’s premier sports. NASCAR is the #1 spectator sport – holding 17 of the top 20 attended sporting events in the U.S., the #2 rated regular season sport on network TV with broadcasts in 150 countries and has 75 million fans who purchase over $2 billion in annual licensed product sales. These fans are the most brand loyal in all of sports and as a result, more Fortune 500 companies participate in NASCAR than any other sport.

NASCAR consists of three major national series (NASCAR NEXTEL Cup Series, NASCAR Busch Series and the NASCAR Craftsman Truck Series) as well as seven Regional Tours and one Local grassroots series. NASCAR sanctions 1,500 races at over 100 tracks in 38 states, Canada and Mexico. Based in Daytona Beach, NASCAR has offices in Charlotte, Concord (NC), Conover (NC), Los Angeles, New York, Mexico City and Toronto.

CONTACT:	Andrew Giangola, Director of Business Communications, NASCAR
(212) 326-1880 or agiangola@nascar.com

Photo Caption

Checkers®/Rally’s® will be the primary sponsor of Lester’s #22 Toyota Tundra at the California Speedway in Fontana, California, and at Lowe’s® Motor Speedway in Charlotte, North Carolina. Lester will also be featured on a Checkers/Rally’s NASCAR racing cup at participating locations later this year, and will make special appearances on behalf of the Company.

Except for historical information, this announcement contains “forward-looking” and “Safe Harbor” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995.